 Filed Pursuant to Rule 424(b)(5)

Registration No. 333-268383

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 25, 2022)

Dermata Therapeutics, Inc.

Up to $1,157,761

Common Stock

We have entered into an At The Market Offering Agreement, or the sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated June 7, 2024, relating to the sale of shares of our common stock, par value $0.0001 per share, having an aggregate offering price of up to $1,157,761 from time to time through Wainwright, acting as sales agent or principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, or Nasdaq, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock on or through the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. Under the sales agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $1,157,761, or (b) the termination by us or Wainwright of the sales agreement pursuant to its terms.

On May 14, 2024, in order to regain compliance with the Minimum Bid Price Requirement (as defined herein), we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which effected, at 12:01 a.m. Eastern Time, on May 16, 2024, a one-for-fifteen (1:15) reverse stock split of our issued and outstanding shares of common stock (the “May 2024 Reverse Stock Split”). No fractional shares of common stock were issued in connection with the May 2024 Reverse Stock Split, and in lieu of any fractional shares to which a stockholder of record was otherwise entitled as a result of the May 2024 Reverse Stock Split, we paid cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on Nasdaq for the five (5) consecutive trading days immediately preceding the effective date of the May 2024 Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the May 2024 Reverse Stock Split). The May 2024 Reverse Stock Split required that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of outstanding derivative securities issued by us.

There can be no assurance, however, that we will be able to regain compliance with the Minimum Bid Price Requirement or that we will otherwise be in compliance with other Nasdaq listing rules within the 180-day compliance period. Unless noted otherwise, all information presented in this prospectus supplement, including all share and per share information, reflects the May 2024 Reverse Stock Split of our outstanding shares of common stock, however, our periodic and current reports, and all other documents incorporated by reference into this prospectus that were filed prior to May 14, 2024, do not give effect to the May 2024 Reverse Stock Split.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $3,473,285.66, which was calculated based on 544,983 shares of our outstanding common stock held by non-affiliates at a price of $6.3732 per share, the closing price of our common stock on April 8, 2024, as reported on Nasdaq. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and a smaller reporting company as defined under Rule 405 of the Securities Act, and as such, we have elected to comply with certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Our common stock is listed on Nasdaq under the symbol “DRMA.” On June 6, 2024, the last reported sale price of our common stock on Nasdaq was $3.49.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is June 7, 2024.

PROPSECTUS SUPPLEMENT

PROPSECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the terms “Dermata,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Dermata Therapeutics, Inc., a Delaware corporation, unless the context requires otherwise.

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, the (“SEC”), using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of shares of our common stock to certain investors. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $1,157,761 from time to time under this prospectus supplement and the accompanying prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We are providing information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this sales agreement prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety before making an investment decision. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. The summary may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus supplement and accompanying prospectus as well as the documents and information incorporated by reference herein and therein in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. See the “Risk Factors” section of this prospectus supplement beginning on page S-6 for a discussion of the risks involved in investing in our securities. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement to “Dermata Therapeutics,” the “Company,” “we,” “us” and “our” refer to Dermata Therapeutics, Inc.

Corporate Overview

We are a late-stage medical dermatology company focused on identifying, developing, and commercializing innovative pharmaceutical product candidates for the treatment of medical and aesthetic skin conditions and diseases we believe represent significant market opportunities.

Dermatological diseases such as acne vulgaris (or acne), psoriasis vulgaris (or psoriasis), hyperhidrosis, and various aesthetic indications, affect millions of people worldwide each year which may negatively impact their quality of life and emotional well-being. While there are multiple current treatment options for these indications on the market, we believe that most have significant drawbacks, including underwhelming efficacy, cumbersome application regimens and varying negative side effects, all of which we believe lead to decreased patient compliance. A majority of these indications are first treated with topical therapy; however, many patients frequently switch treatments or discontinue treatment altogether due to patient dissatisfaction. This is primarily due to slow and modest response rates, early onset of negative side effects, daily application schedules and long duration of therapy. Given the limitations with current topical therapies, we believe there is a significant opportunity to address the needs of frustrated patients searching for topical products that satisfy their dermatological and lifestyle needs.

Our two product candidates, DMT310 and DMT410, both incorporate our proprietary, multifaceted, Spongilla technology to topically treat a variety of dermatological conditions. Our Spongilla technology is derived from a naturally grown freshwater sponge, Spongilla lacustris or Spongilla, which is processed into a powder that is mixed with a fluidizing agent immediately prior to application to form an easily applicable paste. Spongilla is a unique freshwater sponge that only grows in commercial quantities in select regions of the world and under specific environmental conditions, all of which give it its distinctive anti-microbial, anti-inflammatory, and mechanical properties. The combination of these environmental conditions, the proprietary harvesting protocols developed with our exclusive supplier, and our post-harvest processing procedures produce a pharmaceutical product candidate that optimizes the mechanical components as well as the chemical components of the sponge to create a product candidate with multiple mechanisms of action for the treatment of medical and aesthetic skin diseases and conditions.

We believe our Spongilla technology platform will enable us to develop and formulate singular and combination products that are able to target the topical delivery of chemical compounds into the dermis for a variety of dermatology indications. We believe the combination of Spongilla’s mechanical and chemical components (which we believe have demonstrated, in-vitro, anti-microbial and anti-inflammatory properties), add to the versatility of our Spongilla technology platform’s effectiveness as a singular product, in the treatment of a wide variety of medical skin diseases like acne and psoriasis. We also believe the mechanical properties of our Spongilla technology allows for the intradermal delivery of a variety of large molecules, like botulinum toxins, monoclonal antibodies, or dermal fillers, to target treatment sites, through topical application without the need for needles.

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Our lead product candidate, DMT310, is intended to utilize our Spongilla technology for the once weekly treatment of a variety of skin diseases, with our initial focus being the treatment of acne vulgaris, which has a U.S. market size of approximately 30 million diagnosed patients. In December 2023, we began enrolling patients in the first of two Phase 3 clinical trials of DMT310 in moderate-to-severe acne. We are currently on track to complete enrollment of the first Phase 3, referred to as STAR-1, by the end of 2024 with top-line results from the first Phase 3 trial in Q1 2025. Both Phase 3 studies will be double blinded, randomized, placebo controlled, and enroll about 550 patients, age 9 years or older across sites in the United States and Latin America. The primary endpoints include absolute reduction in inflammatory and noninflammatory lesions and the improvement in investigators global assessment (IGA) of acne. Patients will be treated once a week for 12 weeks with either DMT310 or placebo and will be evaluated monthly.  The second Phase 3 study will be followed by a long-term extension study.  We expect to have top-line results from the first Phase 3 study in the first quarter of 2025. Previously DMT310 has shown its ability to treat the multiple causes of acne in a Phase 2b study where we initially saw a 45% reduction in inflammatory lesions after four treatments, with DMT310 achieving statistically significant improvements at all time points for all three primary endpoints throughout the study (reduction in inflammatory lesions, reduction in non-inflammatory lesions, and improvement in IGA). In addition, based on the multiple mechanisms of action and anti-inflammatory effect seen with the DMT310 acne trial, we completed a Phase 1b proof of concept, or POC, trial in psoriasis where we saw encouraging results warranting further investigation.

DMT310 consists of two grams of powder processed from the naturally grown freshwater sponge, Spongilla lacustris. The patient mixes the powder with a fluidizing agent (3% hydrogen peroxide) immediately prior to application by the patient to form an easy-to-apply paste. The paste is applied like a mud mask and is left on the skin for approximately ten to fifteen minutes, after which time it is washed off with water. Due to the unique combination of DMT310’s mechanical components and chemical components, and based on our Phase 2 acne data, we believe patients will only need to apply DMT310 once-weekly to produce the desired treatment effect. The mechanical components of the Spongilla powder consist of many microscopic siliceous, needle-like spicules that, when massaged into the skin, penetrate the stratum corneum (the skin’s outermost protective layer) and create microchannels into the dermis where pro-inflammatory cytokines and bacteria reside. We believe that the penetration of the spicules also leads to the opening of microchannels, which allow oxygen to enter pilosebaceous glands, helping to kill C. acnes, which grow in an anaerobic (without oxygen) environment (C. acnes is the bacteria that cause inflammatory lesions in acne patients). The spicules also cause rejuvenation of the top layer of dead skin, thereby increasing collagen production. Additionally, we believe the newly created microchannels provide a conduit for DMT310’s naturally occurring chemical compounds to be delivered to the dermis and pilosebaceous glands, helping to kill the C. acnes and fight inflammation. In addition to these anti-microbial compounds, DMT310 also appears to have anti-inflammatory chemical compounds, as demonstrated in in vitro experiments, that inhibit inflammation through the reduction of C.acnes stimulated IL-8 production and by inhibiting IL-17A and IL-17F expression in human cell lines. Also, during in vitro studies of DMT310’s organic compounds, we observed the inhibition of the lipogenesis of sebocytes, which may translate to a reduction in sebum (an oily and waxy substance produced by the human body’s sebaceous glands) production and the oiliness of the skin in patients, which was observed by a number of clinical investigators in our Phase 2 acne studies. We believe the combination of these biological and mechanical effects could be important factors in treating multiple inflammatory skin diseases, as seen in our clinical trials.

Our second product candidate utilizing our Spongilla technology is DMT410, our combination treatment. DMT410 is intended to consist of one treatment of our proprietary sponge powder followed by one topical application of botulinum toxin for delivery into the dermis. Currently, BOTOX®, is the only approved botulinum toxin to be delivered to the dermis by intradermal injections, which can be painful for the patient and time-consuming for the physician. However, we believe DMT410’s ability to topically deliver a botulinum toxin into the dermis could have similar levels of efficacy to intradermal injections of botulinum toxin, with fewer tolerability issues, and a quicker application time, possibly replacing the need for intradermal injections. We first tested DMT410 with BOTOX® in a Phase 1 POC trial of axillary hyperhidrosis patients, which saw 80% of patients achieve a reduction in gravimetric sweat production greater than 50% four weeks after a single treatment. With almost 40% of the hyperhidrosis market currently being treated with intradermal injections of BOTOX®, we believe there could be significant opportunity for DMT410 to break into this market and replace intradermal injections of botulinum toxin with a topical delivery option. Based on DMT410’s ability to effectively deliver botulinum toxin to the dermis as observed in the Phase 1 axillary hyperhidrosis trial, we also conducted a Phase 1 POC trial of DMT410 with BOTOX® for the treatment of multiple aesthetic skin conditions, including reduction of pore size, sebum production, and fine lines, among others. In November 2021, we announced top-line results from this trial, where we saw promising data that we believe warrants further investigation of DMT410. Given that BOTOX® is a Type A toxin, and acts through a similar pathway as other Type A botulinum toxins, we are discussing partnering opportunities with multiple companies that have a botulinum toxin type A to move our DMT410 program into additional clinical studies.

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Recent Developments

Warrant Inducement

On May 17, 2024, we entered into inducement offer letter agreements (each, an “Inducement Letter”) with holders (the “Holders”) of certain of our existing warrants to purchase up to an aggregate of 516,336 shares of our common stock previously issued to the Holders (the “May 2024 Warrant Inducement”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their existing warrants at a reduced exercise price of $5.16 per share in consideration for (i) new Series A common stock purchase warrants (the “New Series A Warrants”) to purchase up to 601,174 shares of common stock and (ii) new Series B common stock purchase warrants (the “New Series B Warrants” and together with the New Series A Warrants, the “New Warrants”) to purchase up to 431,498 shares of common stock. We received aggregate gross proceeds of approximately $2.66 million from the May 2024 Warrant Inducement, before deducting placement agent fees and other offering expenses payable by the Company.

We engaged Wainwright to act as our exclusive placement agent in connection with the May 2024 Warrant Inducement and we paid Wainwright a cash fee equal to 7.0% of the aggregate gross proceeds received in the May 2024 Warrant Inducement, as well as a management fee equal to 1.0% of the gross proceeds from the exercise of the existing warrants. We also issued to Wainwright warrants to purchase up to 36,144 shares of common stock on substantially the same terms as the New Series A Warrants, except that the placement agent warrants have an exercise price equal to $6.45, which represents 125% of the reduced exercise price of $5.16 of the Existing Warrants.

Nasdaq Minimum Bid Price Requirement

As previously reported, on November 15, 2023, we received a letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq Stock Market”) indicating that, based upon the closing bid price of our common stock for the prior thirty (30) consecutive business days of the receipt of such letter,, we were not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided a grace period of 180 days, or until May 13, 2024, to regain compliance with the Minimum Bid Price Requirement.

On May 14, 2024, we received a letter from Nasdaq advising that we had been granted a 180-day extension until November 11, 2024, to regain compliance with the Minimum Bid Price Requirement.

May 2024 Reverse Stock Split

As previously disclosed, on May 14, 2024, in order to regain compliance with the Minimum Bid Price Requirement, we filed a Certificate of Amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware which effected, at 12:01 a.m. Eastern Time, on May 16, 2024, the May 2024 Reverse Stock Split. No fractional shares of common stock were issued in connection with the May 2024 Reverse Stock Split, and in lieu of any fractional shares to which a stockholder of record was otherwise entitled as a result of the May 2024 Reverse Stock Split, we paid cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our common stock on Nasdaq for the five (5) consecutive trading days immediately preceding the effective date of the May 2024 Reverse Stock Split (with such average closing sales prices being adjusted to give effect to the May 2024 Reverse Stock Split). The May 2024 Reverse Stock Split required that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of outstanding derivative securities issued by us.

There can be no assurance, however, that we will be able to regain compliance with the Minimum Bid Price Requirement or that we will otherwise be in compliance with other Nasdaq listing rules within the 180-day compliance period. Unless noted otherwise, all information presented in this prospectus supplement, including all share and per share information, reflects the May 2024 Reverse Stock Split of our outstanding shares of common stock. Unless noted otherwise, all information presented in this prospectus supplement, including all share and per share information, reflects the May 2024 Reverse Stock Split of our outstanding shares of common stock, however, our periodic and current reports, and all other documents incorporated by reference into this prospectus that were filed prior to May 14, 2024, do not give effect to the May 2024 Reverse Stock Split.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;

●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer”; the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure.

Corporate Information

We were formed as a Delaware limited liability company under the name Dermata Therapeutics, LLC in December 2014. On March 24, 2021, we converted into a Delaware corporation and changed our name to Dermata Therapeutics, Inc.

“Dermata” and our other common law trademarks, service marks or trade names appearing herein are the property of Dermata Therapeutics, Inc. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our mailing address is 3525 Del Mar Heights Rd., #322, San Diego, CA, 92130, and our telephone number is (858) 800-2543. Our website address is www.dermatarx.com.

Information contained in, or accessible through, our website does not constitute part of this prospectus supplement or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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THE OFFERING
Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $1,157,761.

Common stock to be outstanding after the offering

866,848 shares, assuming the sale of 304,673 shares of common stock at an assumed sales price of $3.80 per share, the last reported sale price of our common stock on Nasdaq on May 31, 2024. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Plan of Distribution

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock in the United States. The sales agent is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. See section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. Please see “Use of Proceeds” on page S-8.

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the other documents that incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Dividend Policy	We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends in the foreseeable future.

Nasdaq Capital Markets Symbols	Our common stock and certain of our outstanding warrants are currently listed on Nasdaq under the symbols “DRMA” and “DRMAW,” respectively.

The discussion and table above are based on 562,175 shares of common stock outstanding as of May 31, 2024, and excludes, as of that date, the following:

•	27,341 shares of common stock issuable upon exercise of stock options, at a weighted-average exercise price of $9.95 per share;
•	547 shares of common stock issuable upon exercise of other warrants outstanding, at a weighted-average exercise price of $3,184.42 per share;
•	12,320 shares of common stock issuable upon exercise of warrants issued in our initial public offering, at an exercise price of $1,680 per share;
•	535 shares of common stock issuable upon exercise of warrants issued to the underwriters in our initial public offering, at an exercise price of $1,932 per share;
•	7,549 shares of common stock issuable upon exercise of the warrants issued to the placement agent as compensation in connection with our March 2023 offering, at an exercise price of $57.94 per share;
•

3,736 shares of common stock issuable upon exercise of the warrants issued to the placement agent as compensation in connection with our May 2023 private placement offering, at an exercise price of $42.84 per share;

•

16,202 shares of common stock issuable upon exercise of the warrants issued to the placement agent as compensation in connection with our November 2023 private placement offering, at an exercise price of $12.21 per share;

•	601,174 shares of common stock issuable upon exercise of Series A warrants issued in our May 2024 private placement offering, at an exercise price of $4.91 per share;
•	431,498 shares of common stock issuable upon exercise of Series B warrants issued in our May 2024 private placement offering, at an exercise price of $4.91 per share;
•

36,144 shares of common stock issuable upon exercise of the warrants issued to the placement agent as c compensation in connection with our May 2024 private placement offering, at an exercise price of $6.45 per share; and

•	51,675 shares of our common stock that are available for future issuance under our 2021 Equity Incentive Plan (the “2021 Plan”) or shares that will become available under our 2021 Plan.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

Because management has broad discretion as to the use of the net proceeds from this offering, you may not agree with how we use them, and such proceeds may not be applied successfully.

We currently intend to use the net proceeds from the sale of securities by us in this offering for working capital and general corporate purposes. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering, as described below in the section entitled “Use of Proceeds,” or in ways that do not necessarily improve our operating results or enhance the value of our common stock. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Our failure to use these funds effectively could have a material adverse effect on our business and could cause the price of our securities to decline. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could, among other things, result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our securities to decline.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of shares of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets, or the perception that such sales may occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver placement notices to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

You may experience future dilution as a result of future equity offerings.

We expect that significant additional capital will be needed in the future to continue our planned operations. Until such time, if ever, that we can generate substantial product revenue, we expect to finance our cash needs through a combination of equity offerings, debt financings, strategic alliances and license and development agreements or other collaborations. To raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

The reports of our independent registered public accounting firms for the fiscal years ended December 31, 2023 and 2022 each contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our current operating and capital expenses, in their reports on our audited annual financial statements as of and for the years ended December 31, 2023, and December 31, 2022, our independent audit firms included explanatory paragraphs regarding concerns about our ability to continue as a going concern. Substantial doubt about our ability to continue as a going concern may materially and adversely affect the price per share of our common stock and certain of our warrants and we may have a more difficult time obtaining financing. Further, the perception that we may be unable to continue as a going concern may impede our ability to raise additional funds or operate our business due to concerns regarding our ability to discharge our contractual obligations.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the desilting of our common stock and/or our warrants.

On November 13, 2023, we received a letter from the Listing Qualifications Staff of the Nasdaq Stock Market, LLC (“Nasdaq”) indicating that, based upon the closing bid price of our common stock for the last 30 consecutive business days, we are not in compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Notice”). We were provided a compliance period of 180 calendar days from the date of the Notice, or until May 13, 2024, to regain compliance with the minimum closing bid requirement, pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On May 14, 2024, we were provided an additional compliance period of 180 calendar days, or until November 11, 2024, to regain compliance with the minimum closing bid requirement.

S-7

We will continue to monitor the closing bid price of our common stock and seek to regain compliance with all applicable Nasdaq requirements within the allotted compliance periods and may, if appropriate, consider available options, including implementation of a reverse stock split of our common stock, to regain compliance with the minimum closing bid requirement. If we seek to implement a reverse stock split in order to remain listed on Nasdaq, the announcement or implementation of such a reverse stock split could negatively affect the price of our common stock and/or warrants. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our common stock and warrants will be subject to delisting. We would then be entitled to appeal that determination to a Nasdaq hearings panel. There can be no assurance that we will regain compliance with the minimum bid price requirement during the 180-day compliance period or maintain compliance with the other Nasdaq listing requirements. A delisting could substantially decrease trading in our common stock and warrants, adversely affect the market liquidity of our common stock and warrants as a result of the loss of market efficiencies associated with Nasdaq and the loss of federal preemption of state securities laws, adversely affect our ability to obtain financing on acceptable terms, if at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. Additionally, the market price of our common stock and/or our warrants may decline further and stockholders may lose some or all of their investment.

The primary intent for the May 2024 Reverse Stock Split is an anticipated increase in the price of our common stock immediately following and resulting from a reverse stock split due to a reduction in the number of issued and outstanding shares of our common stock to help us meet the Minimum Bid Price Requirement. It cannot be assured that the May 2024 Reverse Split will result in any sustained proportionate increase in the market price of our common stock, which is dependent upon many factors, including the business and financial performance of the company, general market conditions, and prospects for future success, which are unrelated to the number of shares of our common stock outstanding. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split.

The market price of our common stock and warrants have been volatile and can fluctuate substantially, which could result in substantial losses for holders of our securities.

The market price of our common stock is highly volatile. The market price for our common stock and warrants may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	actual or anticipated changes in the pace of our corporate achievements or our growth rate relative to our competitors;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our common stock or warrants;

•	additions or departures of key management or other personnel;

•	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•	announcement or expectation of additional debt or equity financing efforts;

•	sales of our common stock or warrants by us, our insiders or our other stockholders; and

•	general economic, market or political conditions in the United States or elsewhere.

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In particular, the market prices of clinical-stage companies like ours have been highly volatile due to factors, including, but not limited to:

•	any delay or failure in a clinical trial for our product candidates or receive approval from the FDA and other regulatory agents;

•	developments or disputes concerning our product candidate’s intellectual property rights;

•	our or our competitors’ technological innovations;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies or patents;

•	failure to complete significant transactions or collaborate with vendors in manufacturing our product; and

•	proposals for legislation that would place restrictions on the price of medical therapies.

We will require additional capital to fund our operations, and if we fail to obtain necessary financing, we may not be able to complete the development and commercialization of our product candidates.

We believe that our existing cash, together with interest thereon, will be sufficient to fund our operations into the fourth quarter of 2024. We have based these estimates, however, on assumptions that may prove to be wrong, and we could spend our available capital resources much faster than we currently expect or require more capital to fund our operations than we currently expect. Our currently anticipated expenditures for the development of our product candidates, DMT310 and DMT410, exceed our existing cash. We will need to raise additional capital to fund our operations and continue to support our planned development and commercialization activities.

The amount and timing of our future funding requirements will depend on many factors, including:

•	the timing, rate of progress and cost of any preclinical and clinical trials and other product development activities for our current and any future product candidates that we develop, in-license or acquire;

•	the results of the clinical trials for our product candidates in the United States and any foreign countries;

•	the timing of, and the costs involved in, FDA approval and any foreign regulatory approval of our product candidates, if at all;

•	the number and characteristics of any additional future product candidates we develop or acquire;

•	our ability to establish and maintain strategic collaborations, licensing, co-promotion or other arrangements and the terms and timing of such arrangements;

•	the cost of commercialization activities if our current or any future product candidates are approved for sale, including manufacturing, marketing, sales and distribution costs;

•	the degree and rate of market acceptance of any approved products;

•	costs under our third-party manufacturing and supply arrangements for our current and any future product candidates and any products we commercialize;

•	costs and timing of completion of any additional outsourced commercial manufacturing or supply arrangements that we may establish;

S-9

•	costs of preparing, filing, prosecuting, maintaining, defending and enforcing any patent claims and other intellectual property rights associated with our product candidates;

•	costs associated with prosecuting or defending any litigation that we are or may become involved in and any damages payable by us that result from such litigation;

•	costs associated with any product recall that could occur;

•	costs of operating as a public company;

•	the emergence, approval, availability, perceived advantages, relative cost, relative safety and relative efficacy of alternative and competing products or treatments;

•	costs associated with any acquisition or in-license of products and product candidates, technologies or businesses; and

•	personnel, facilities and equipment requirements.

We cannot be certain that additional funding will be available on acceptable terms, or at all. In addition, future debt financing into which we enter may impose upon us covenants that restrict our operations, including limitations on our ability to incur liens or additional debt, pay dividends, redeem our stock, make certain investments and engage in certain merger, consolidation or asset sale transactions.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or discontinue the development or commercialization of one or more of our product candidates, restrict our operations or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

We have never paid dividends on our capital stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their common stock and warrants after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

The May 2024 Reverse Stock Split may decrease the liquidity of the shares of our common stock and warrants.

The liquidity of our common stock and certain of our warrants may be affected adversely by the May 2024 Reverse Stock Split given the reduced number of shares of our common stock that are outstanding following the May 2024 Reverse Stock Split, especially if the market price of our common stock does not increase as a result of the May 2024 Reverse Stock Split. In addition, the May 2024 Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares of common stock and greater difficulty effecting such sales.

Following the May 2024 Reverse Stock Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the May 2024 Reverse Stock Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus contain, and our officers and representatives may from time to time make, forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “estimate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions intended to identify statements about the future. These statements speak only as of the date of this prospectus and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements include, without limitation, statements about the following:

•	our lack of operating history;

•	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

•	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

•	our dependence on our product candidates, which are still in various stages of clinical development;

•	our ability to acquire sufficient quantities of raw material needed to manufacture our drug product;

•	our, or that of our third-party manufacturers, ability to manufacture cGMP quantities of our product candidates as required for pre-clinical and clinical trials and, subsequently, our ability to manufacture commercial quantities of our product candidates;

•	our ability to complete required clinical trials for our product candidates and obtain approval from the FDA or other regulatory agencies in different jurisdictions;

•	our lack of a sales and marketing organization and our ability to commercialize our product candidates if we obtain regulatory approval;

•	our dependence on third-parties to manufacture our product candidates;

•	our reliance on third-party CROs to conduct our clinical trials;

•	our ability to maintain or protect the validity of our intellectual property;

•	our ability to internally develop new inventions and intellectual property;

•	interpretations of current laws and the passages of future laws;

•	acceptance of our business model by investors;

•	our ability to regain and maintain compliance with Nasdaq’s listing requirements;

•	the accuracy of our estimates regarding expenses and capital requirements; and

•	our ability to adequately support organizational and business growth.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein and in the documents incorporated by reference herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page S-5 of this prospectus, in our Annual Report on Form 10-K or in other periodic and current reports we file with the SEC.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus and in the documents incorporated by reference in this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

S-11

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $1,157,761 from time to time, before deducting sales commissions and estimated offering expenses payable by us. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, the sales commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Wainwright.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes. Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. The amounts and timing of our actual expenditures will depend upon numerous factors, including our sales and marketing and commercialization efforts, demand for our products, our operating costs and the other factors described under “Risk Factors” in this prospectus supplement and accompanying prospectus and under similar headings in the documents incorporated herein and therein by reference. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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PLAN OF DISTRIBUTION

We entered into the sales agreement with Wainwright, pursuant to which such agreement and this prospectus supplement and the accompanying prospectus, we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $1,157,761 through Wainwright as our sales agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act, including sales made directly on Nasdaq, the trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange. If we and Wainwright agree on any method of distribution other than sales of shares of our common stock into Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Wainwright will offer our common stock at prevailing market prices subject to the terms and conditions of the sales agreement as agreed upon by us and Wainwright. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the sales agreement upon proper notice to the other party and pursuant to the terms of the sales agreement.

Settlement for sales of common stock will occur on the first business day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Wainwright a cash commission equal to 3.0% of the gross sales price per share of common stock issued by us and sold by Wainwright under the sales agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we have agreed to pay Wainwright a fee not to exceed $70,000 for the reasonable fees and expenses of its legal counsel (excluding any periodic due diligence fees) incurred in connection with entering into the transactions contemplated by the Sales Agreement. Additionally, pursuant to the terms of the sales agreement, we have also agreed to reimburse Wainwright (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and (ii) $2,500 per due diligence update session in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the sales agreement, will be approximately $234,000, assuming we sell the entire amount offered pursuant to this prospectus supplement and the accompanying prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us with respect to sales under the sales agreement during the relevant quarter.

In connection with the sales of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to this prospectus supplement will terminate upon the earlier of (a) the sale of the Shares pursuant to this prospectus supplement and the accompanying prospectus having and aggregate sales price of $1,157,761, or (b) termination of the sales agreement as permitted therein.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

From time to time, Wainwright and its affiliates have and may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Wainwright acted as the placement agent in connection with the May 2024 Warrant Inducement, our registered direct offering consummated in May 2023, and our public offering consummated in March 2023, and received compensation from us in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with the SEC on a Current Report on Form 8-K.

This prospectus supplement and accompanying prospectus in electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

Our transfer agent and registrar for our common stock is Direct Transfer, LLC, with a mailing address of 500 Perimeter Park Dr., Suite D, Morrisville, NC 27560.

S-13

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. Haynes and Boone, LLP, New York, New York, is acting as counsel for Wainwright in connection with this offering.

EXPERTS

The financial statements of Dermata Therapeutics, Inc. (the "Company") as of and for the year ended December 31, 2023 and the adjustments to the 2022 financial statements to retrospectively reflect the impact of a reverse stock split incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty), which is incorporated herein by reference.  Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements, before the effects of the adjustments to retrospectively apply the reverse stock split described in Note 1, of Dermata Therapeutics, Inc. as of and for the year ended December 31, 2022, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Mayer Hoffman McCann, P.C., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company's ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

S-14

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://www.dermatarx.com.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-15

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information about us that you should read.

The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 21, 2024;

•

the portions of our definitive proxy statement on Schedule 14A incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 26, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on May 15, 2024;

•

our Current Reports on Form 8-K as filed with the SEC on January 12, 2024, May 7, 2024, May 14, 2024, May 15, 2024, May 17, 2024, and May 24, 2024 , and June 5, 2024 (other than any portions thereof deemed furnished and not filed); and

•

the description of our common stock and warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments and reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.12 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Where You Can Find More Information,” above.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to

Dermata Therapeutics, Inc.

Attn: Gerald T. Proehl

President and Chief Executed Officer

3525 Del Mar Heights, Rd., #322

San Diego, California 92130

Telephone: (858) 800-2543

S-16

PROSPECTUS

Dermata Therapeutics, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock and certain of our outstanding warrants (“Warrants”) are currently listed on The Nasdaq Capital Market, or Nasdaq, under the symbols “DRMA” and “DRMAW,” respectively. On November 11, 2022, the last reported sale price of our common stock was $0.64 per share. On November 11, 2022, the last reported sale price of our Warrants was $0.059. You are urged to obtain current market quotations of our common stock and Warrants. We have no preferred stock, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2022.

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Dermata Therapeutics, Inc. is referred to herein as “Dermata,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and the accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Corporate Overview

                We are a clinical-stage medical dermatology company focused on identifying, developing, and commercializing innovative pharmaceutical product candidates for the treatment of medical and aesthetic skin conditions and diseases we believe represent significant market opportunities.

Dermatological diseases such as acne vulgaris (or acne), psoriasis vulgaris (or psoriasis), papulopustular acne rosacea (or rosacea), hyperhidrosis and various aesthetic skin quality issues, affect millions of people worldwide each year, and may negatively impact their quality of life and emotional well-being. While there are multiple current treatment options for each of these indications on the market, we believe that current therapies come with significant drawbacks, including underwhelming efficacy, cumbersome application regimens, and significant tolerability issues, all of which we believe may lead to poor patient compliance. A majority of these indications are first treated with topical products; however, many patients frequently switch treatments or discontinue treatment altogether due to patient dissatisfaction. This is primarily due to slow and modest response rates, the early onset of negative side effects, onerous application schedules, and long duration of therapy. Given the limitations with current topical therapies, we believe there is a significant opportunity to address the needs of frustrated patients searching for topical products that satisfy their dermatological and lifestyle needs.

Our two product candidates, DMT310 and DMT410, both incorporate our proprietary, multifaceted, Spongilla technology to topically treat a variety of dermatological conditions and satisfy the unmet needs of patients. Our Spongilla technology is derived from a naturally grown freshwater sponge, Spongilla lacustris or Spongilla, which is processed into a powder that is then mixed with a fluidizing agent immediately prior to application to form an easily applicable paste. Spongilla is a unique freshwater sponge that only grows in commercial quantities in select regions of the world and under specific environmental conditions, all of which give it its distinctive anti-microbial, anti-inflammatory, and mechanical properties. The combination of these environmental conditions, the proprietary harvesting protocols developed with our exclusive supplier, and our post-harvest processing procedures produce a pharmaceutical product candidate that optimizes the mechanical components as well as the chemical components of the sponge to create a product candidate with multiple mechanisms of action for the treatment of inflammatory skin conditions and aesthetic applications.

We believe our Spongilla technology platform will enable us to develop and formulate singular and combination products that are able to target the topical delivery of chemical compounds into the dermis for a variety of dermatology indications. We believe the combination of Spongilla’s mechanical and chemical components (which we believe have demonstrated, in-vitro, anti-microbial and anti-inflammatory properties), add to the versatility of our Spongilla technology platform’s effectiveness as a singular product, in the treatment of a wide variety of medical skin diseases like acne, rosacea, and psoriasis. We also believe the mechanical properties of our Spongilla technology allows for the intradermal delivery of a variety of large molecules, like botulinum toxin, monoclonal antibodies, or dermal filler, to target treatment sites, through topical application.

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Our lead product candidate, DMT310, is intended to utilize our Spongilla technology for once weekly treatment of a variety of skin diseases, with our initial focus being the treatment of acne vulgaris, which has a U.S. market size of approximately 50 million patients. We have shown DMT310’s ability to treat the multiple causes of acne in a Phase 2b study where we initially saw a 45% reduction in inflammatory lesions after four treatments, with statistically significant results at all time points for all three primary endpoints (reduction in inflammatory lesions, reduction in non-inflammatory lesions, and improvement in Investigator Global Assessment). Based on the multiple mechanisms of action and anti-inflammatory effect seen with DMT310 acne trial, we moved DMT310 into clinical trials for two additional indications: psoriasis and rosacea. In October 2021, we completed a Phase 1b proof of concept, or POC, trial in psoriasis where we saw encouraging results warranting further investigation. In June 2022, we completed enrollment of a Phase 2 clinical trial of DMT310 for the treatment of rosacea with results expected in December 2022.

DMT310 consists of two grams of powder processed from a naturally grown freshwater sponge, Spongilla lacustris. The patient mixes the powder with a fluidizing agent (hydrogen peroxide) immediately prior to application by the patient to form an easy-to-apply paste. The paste is left on the skin for approximately ten to fifteen minutes, after which time it is washed off with water. Due to the unique combination of DMT310’s mechanical components and chemical components, and based on our Phase 2 acne data, we believe patients will only need to apply DMT310 once-weekly to produce a desired treatment effect. The mechanical components of the Spongilla powder consist of many microscopic siliceous, needle-like spicules that, when massaged into the skin, penetrate the stratum corneum (the skin’s outermost protective layer) and create microchannels into the dermis where pro-inflammatory cytokines and bacteria reside. We believe that the penetration of the spicules leads to the opening of microchannels, which allow oxygen to enter pilosebaceous glands, helping to kill C. acnes, which grow in an anaerobic (without oxygen) environment (C. acnes is the bacteria that cause inflammatory lesions in acne patients). The spicules also cause turnover of the top layer of dead skin, thereby increasing collagen production. We believe the newly created microchannels provide a conduit for DMT310’s naturally occurring chemical compounds to be delivered to the dermis and pilosebaceous glands, helping to kill the C. acnes. In addition to these anti-microbial compounds, DMT310 also appears to have anti-inflammatory chemical compounds, as demonstrated in in vitro experiments, that inhibit inflammation through the reduction of C.acnes stimulated IL-8 production and by inhibiting IL-17A and IL-17F expression in human cell lines. Also, during in vitro studies of DMT310’s organic compounds, we observed the inhibition of the lipogenesis of sebocytes, which may translate to a reduction in sebum (an oily and waxy substance produced by the human body’s sebaceous glands) production and the oiliness of the skin in patients, which was observed by a number of clinical investigators in our Phase 2 acne studies. We believe the combination of these biological and mechanical effects of the spicules could be important factors in treating multiple inflammatory skin diseases, as seen in our clinical trials.

Our second product candidate utilizing our Spongilla technology is DMT410, our combination treatment. DMT410 is intended to consist of one treatment of our proprietary sponge powder followed by one topical application of botulinum toxin for delivery into the dermis. Currently, botulinum toxin is only approved to be delivered to the dermis by intradermal injections, which can be painful for the patient and time-consuming for the physician. However, we believe DMT410’s ability to topically deliver botulinum toxin into the dermis could have similar levels of efficacy to existing delivery techniques, with fewer tolerability issues and a quicker application time, possibly replacing the need for intradermal injections. We first tested DMT410 in a Phase 1 POC trial of axillary hyperhidrosis patients, which saw 80% of patients achieve a reduction in gravimetric sweat production greater than 50% four weeks after a single treatment. With almost 40% of the U.S. hyperhidrosis market currently being treated with intradermal injections of botulinum toxin, we believe there is significant market opportunity for DMT410. Based on DMT410’s ability to deliver botulinum toxin to the dermis as observed in the Phase 1 axillary hyperhidrosis trial, we also conducted a Phase 1 POC trial of DMT410 for the treatment of multiple aesthetic skin conditions, including reduction of pore size, sebum production, and fine lines, among others. In November 2021, we announced top-line results from this trial, where we saw promising data that we believe warrants further investigation of DMT410. We are currently in the process of discussing partnering opportunities with botulinum toxin companies to move the DMT410 program into Phase 2 studies.

Corporate Information

Our address is 3525 Del Mar Heights Rd., #322, San Diego, California 92130 and our telephone number is (858) 800-2543. Our corporate website is: www.dermatarx.com. The content of our website shall not be deemed incorporated by reference in this prospectus and you should not consider such information as part of this prospectus.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or in other reports we file with the SEC.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

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USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for research and development expenses, working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own and reducing indebtedness.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

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THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;
•	preferred stock;
•	warrants to purchase shares of common stock or preferred stock;
•	debt securities;
•	subscription rights to purchase shares of common stock, preferred stock or debt securities; and
•	units consisting of any combination of the securities listed above.

 In this prospectus, we refer to the common stock, preferred stock, warrants, debt securities, subscription rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and our amended and restated bylaws, as amended (the “Bylaws”), each of which is incorporated herein by reference as an exhibit to the registration statement to which this prospectus forms a part. We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) for additional information.

General

We have 260,000,000 shares of capital stock authorized under our Certificate of Incorporation, consisting of 250,000,000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As of November 11, 2022, we had 12,102,214 shares of common stock outstanding and no shares of preferred stock outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our common stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management.

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Common Stock

Holders of our common stock are entitled to such dividends as may be declared by our board of directors out of funds legally available for such purpose. The shares of common stock are neither redeemable nor convertible. Holders of common stock have no preemptive or subscription rights to purchase any of our securities.

Each holder of our common stock is entitled to one vote for each such share outstanding in the holder’s name. No holder of common stock is entitled to cumulate votes in voting for directors.

In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets, which are legally available for distribution, after payments of all debts and other liabilities. All of the outstanding shares of our common stock are fully paid and non-assessable. The shares of common stock offered by this prospectus will also be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more classes or series and to fix the designations, rights, preferences, privileges and restrictions thereof, without further vote or action by the stockholders. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such class or series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. Immediately after completion of this offering, no shares of preferred stock will be outstanding, and we have no present plan to issue any shares of preferred stock.

Public Warrants

We have warrants outstanding consisting of warrants (“Warrants”) issued in connection with our initial public offering (the “IPO”). The Warrants entitle the registered holders to purchase common stock at a price equal to $7.00 per share, subject to adjustment as discussed below, immediately following the issuance of such Warrants and terminating at 5:00 p.m., New York City time, five years after the closing of the IPO.

The exercise price and number of shares of common stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger, or consolidation. However, the Warrants will not be adjusted for issuances of shares of common stock at prices below its exercise price.

Exercisability. The Warrants are exercisable immediately upon issuance and at any time up to the date that is five years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise. Each Warrant entitles the holder thereof to purchase one share of common stock. Warrants are not exercisable for a fraction of a share and may only be exercised into whole numbers of shares. In lieu of fractional shares, we will, pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price and round down to the nearest whole share. Unless otherwise specified in the Warrant, the holder will not have the right to exercise the Warrants, in whole or in part, if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% at the holder’s election) of the number of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage is determined in accordance with the terms of the Warrant. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

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Exercise Price. The exercise price per share of common stock purchasable upon exercise of the Warrants is $7.00 per share, and is subject to adjustments for stock splits, reclassifications, subdivisions, and other similar transactions. In addition to the exercise price per share of common stock, and other applicable charges and taxes are due and payable upon exercise.

Warrant Agent; Global Certificate. The Warrants are issued in registered form under a warrant agency agreement between a warrant agent and us. The Warrants will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Transferability.  Subject to applicable laws, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the warrant agent, together with the appropriate instruments of transfer.

Exchange Listing. The Warrants are listed on the Nasdaq Capital Market under the symbol “DRMAW.” There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. Without an active trading market, the liquidity of Warrants will be limited.

Adjustments; Fundamental Transaction. The exercise price and the number of shares underlying the Warrants are subject to appropriate adjustment in the event of stock splits, stock dividends on our common shares, stock combinations or similar events affecting our common shares. In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchanged for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares (each, a Fundamental Transaction), then following such Fundamental Transaction the holders of the Warrants will be entitled to receive upon exercise of the Warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the Warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity will assume the obligations under the warrants. Additionally, as more fully described in the Warrant, in the event of certain Fundamental Transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Rights as a Shareholder. Except by virtue of such holder’s ownership of our common stock, the holder of a Warrant does not have rights or privileges of a shareholder, including any voting rights, until the holder exercises such Warrant.

Common Warrants

We have warrants exercisable for shares of our common stock (the “Common Warrants) that were issued on April 25, 2022. As of November 11, 2022, the Common Warrants were exercisable for an aggregate of 3,773,585 shares of common stock.

Exercisability. The Common Warrants were exercisable immediately upon issuance and expire on the fifth anniversary of the offering in which they were issued. The Common Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares of common stock underlying the Common Warrants, then the Common Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant.

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Exercise Limitation. A holder will not have the right to exercise any portion of the Common Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price. The Common Warrants have an exercise price of $1.325 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Common Warrants. We do not intend to apply for listing of the Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Common Warrants is limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Common Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Common Warrants is exercisable immediately prior to such event. Additionally, as more fully described in the Common Warrant, in the event of certain fundamental transactions, the holders of the Common Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Common Warrants on the date of consummation of such transaction.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Common Warrant.

Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act of 1933, the shares of common stock issuable upon exercise of the Common Warrants to satisfy our obligations in connection with the Registration Rights Agreement. We will use reasonable best efforts to keep registration statement effective at all times until the selling stockholder no longer owns any Common Warrants or shares issuable upon exercise thereof.

Pre-funded Warrants

On April 25, 2022, we issued pre-funded warrants exercisable for an aggregate of 2,875,000 shares of common stock (the “Pre-Funded Warrants”). As of November 11, 2022, all of the Pre-Funded Warrants were exercised and we issued an aggregate of 2,875,000 shares of common stock.

Duration. The Pre-Funded Warrants offered entire the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.0001 per share, at any time after its original issuance until exercised in full.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase, but not in excess of 9.99%, or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

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Exercise Price. The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established public trading market for the Pre-Funded Warrants. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of Pre-Funded Warrants is limited.

Fundamental Transactions. In the event of any fundamental transaction, as described in the Pre-Funded Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of common stock, then upon any subsequent exercise of a Pre-Funded Warrants, the holder will have the right to receive as alternative consideration, for each share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of common stock for which the Pre-Funded Warrants is exercisable immediately prior to such event.

Rights as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Registration Rights. We have filed this registration statement with the SEC that includes this prospectus to register for resale under the Securities Act of 1933, the shares of common stock issuable upon exercise of the Pre-Funded Warrants to satisfy our obligations in connection with the Registration Rights Agreement. We will use reasonable best efforts to keep registration statement effective at all times until the selling stockholder no longer owns any Pre-Funded Warrants or shares issuable upon exercise thereof.

Stock Options and Restricted Stock Units

As of September 30, 2022, we had reserved the following shares of common stock for issuance pursuant to stock options under the 2021 Plan described below:

•	1,056,326 shares of our common stock reserved for issuance under stock option agreements issued pursuant to the 2021 Plan with a weighted-average exercise price of $3.77 per share;

•	127,726 shares of our common stock reserved for issuance pursuant to restricted stock units awarded to members of our Board of Directors pursuant to the 2021 Plan; and

•	547,447 shares of our common stock reserved for future issuance under the 2021 Plan.

 Anti-takeover Effects of Delaware Law and our Articles of Incorporation, as amended, and Bylaws

The provisions of Delaware law, our Certificate of Incorporation and our may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

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Section 203 of the Delaware General Corporation Law

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

●

they provide that special meetings of stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting;

●	they authorize our board of directors to fill vacant directorships, including newly created seats;

●	they can be amended or repealed by unanimous written consent of our board of directors;

●

they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our Common Stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation and Bylaws provide for:

•	authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;
•	limiting the removal of directors by the stockholders;
•	requiring a supermajority vote of stockholders to amend our bylaws or certain provisions our certificate of incorporation;
•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;
•	eliminating the ability of stockholders to call a special meeting of stockholders;
•	establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings;
•	establishing Delaware as the exclusive jurisdiction for certain stockholder litigation against us; and
•	a classified board of directors.

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Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Choice of Forum

Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company or the Company’s stockholders, creditors or constituents, (iii) any action asserting a claim against the Company or any director or officer of the Company arising pursuant to, or a claim against the Company or any director or officer of the Company, with respect to the interpretation or application of any provision of, the DGCL, our certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine, except for, in each of the aforementioned actions, any claims to which the Court of Chancery of the State of Delaware determines it lacks jurisdiction. This provision will not apply to claims arising under the Exchange Act, the Securities Act or for any other federal securities laws which provide for exclusive federal jurisdiction. However, the exclusive forum provision provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Therefore, this provision could apply to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and that asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce such an exclusive forum provision with respect to claims under the Securities Act.

Whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC. The transfer agent address is One Glenwood Ave, Suite 1001, Morrisville, NC 27603, (919) 744-2722.

National Securities Exchange Listing

Our common stock and Warrants are listed on the Nasdaq Capital Market under the symbols “DRMA” and “DRMAW,” respectively.

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DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

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●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●

any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

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The debt securities will be obligations exclusively of Dermata Therapeutics, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our future subsidiaries, if any, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●

we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

1.	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

2.

we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

3.	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

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4.	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,
(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or
(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

5.	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,
(B)	consent to the entry of an order for relief against us in an involuntary case,
(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or
(D)	make a general assignment for the benefit of our creditors; or

6.	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

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•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

•	make any change that materially adversely affects the right to convert any debt security;

•	waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	cure any ambiguity, omission, defect or inconsistency;

•	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•	create a series and establish its terms;

•	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•	provide for uncertificated or unregistered securities;

•	make any change that does not adversely affect the rights of any securityholder;

•	add to our covenants; or

•	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

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Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

•	the procedures and conditions relating to the exercise of the warrants;

•	the number of shares of our common or preferred stock, if any, issued with the warrants;

•	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

•	the offering price of the warrants, if any;

•	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

•	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	anti-dilution provisions of the warrants, if any;

•	call provisions of the warrants, if any; and

•	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity securities or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our equity securities or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our equity securities and debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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FORMS OF SECURITIES

Each debt security, and to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

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Principal, premium, if any, interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;
•	through one or more underwriters without a syndicate for them to offer and sell to the public;
•	through dealers or agents; and
•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or
•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

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Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;
•	the purchase price of the offered securities and the proceeds to us from such sale;
•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchange on which such offered securities may be listed; and
•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;
•	at market prices prevailing at the time of the sale;
•	at varying prices determined at the time of sale; or at negotiated prices.
•	at negotiated prices

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;
•	the rules and procedures for any auction or bidding process, if used;
•	the securities’ purchase price or initial public offering price; and
•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

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Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;
•	the number and type of securities involved;
•	the price at which such securities were sold;
•	any securities exchanges on which such securities may be listed;
•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and
•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

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In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;
•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and
•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription right’s offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The financial statements of Dermata Therapeutics, Inc. (formerly Dermata Therapeutics, LLC) ("Company") as of and for the years ended December 31, 2021 and 2020, appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing, in giving said reports.

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 DISCLOSURE OF COMMISSION POSITION

ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.dermatarx.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Dermata Therapeutics, Inc.

Attn: Gerald T. Proehl, Chief Executive Officer and Chairman of the Board

3525 Del Mar Heights, Rd., # 322

San Diego, CA 92130

Tel: (858) 800-2543

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 28, 2022;
•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, as filed with the SEC on May 16, 2022, August 15, 2022, and November 10, 2022, respectively;

•

our Current Reports on Form 8-K as filed with the SEC on January 13, 2022, February 4, 2022, March 2, 2022, April 25, 2022, May 17, 2022, June 22, 2022, June 24, 2022, July 11, 2022, and September 23, 2022;

•

the description of our common stock and Warrants contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 2021, including any amendments and reports filed for the purpose of updating such description, including the description of our Common Stock included as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 28, 2022.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

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Up to $1,157,761

Common Stock

Dermata Therapeutics, Inc.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is June 7, 2024